UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2022

BTCS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40792	90-1096644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9466 Georgia Avenue #124, Silver Spring, MD 20910

(Address of Principal Executive Offices, and Zip Code)

(202) 430-6576

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BTCS	The Nasdaq Stock Market (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On January 5, 2022, BTCS Inc. (the “Company”) announced the declaration of the dividend described below and issued a press release relating to such events, a copy of which is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference. Additionally, on January 5, 2022, the Company made available on its website (www.btcs.com) its corporate presentation, a copy of which is attached to this Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Item 8.01 Other Events

On January 2, 2022, the Board of Directors of the Company declared a dividend of $0.05 for each outstanding share of common stock (the “Common Stock”), of the Company. The dividend is payable to holders of record as of the close of business on March 17, 2022 (the “Record Date”). Shareholders are being provided the option to receive proceeds of their dividend payable in either cash (“Cash Dividend”) or Bitcoin (“Bitcoin Dividend” or “Bividend”).

For a shareholder to receive a Bividend, the shareholder must complete the opt-in agreement and transfer their shares to the Company’s transfer agent Equity Stock Transfer (“EST”) prior to the ex-dividend date of March 16, 2022 (the “Ex-Dividend Date”). Shareholders who do not elect to receive a Bividend will receive a Cash Dividend and no action is required. For those shareholders who wish to receive any portion of their dividend in Bitcoin, the process is as follows:

●	Shareholders must initiate the process of electing to receive their Bividend by navigating to the Bividend website http://bividend.com/ and clicking “GET YOUR BIVIDEND”. They will receive an email with further directions and a link to the Opt-In Agreement which must be completed via DocuSign.

●	Shareholders must provide a valid and accurate Bitcoin Wallet Address as part of the Company’s Opt-In Agreement for the Company to transfer the Bividend.

●	Shareholders who wish to receive the Bividend must complete the Opt-In Agreement and transfer their shares of BTCS Common Stock from their brokerage firm to EST, by 4pm New York time on the Ex-Dividend Date. This is a requirement so the Company can locate and validate the shareholder’s position in BTCS’ Common Stock and ascertain the Bitcoin Wallet Address.

●	On the Ex-Dividend Date, the number of Bitcoin to be distributed to a shareholder’s Bitcoin wallet on the dividend payment date is calculated as the dollar value of the Cash Dividend the shareholder elected to receive in Bitcoin, divided by the market closing price of Bitcoin as reported by Yahoo Finance on the Ex-Dividend Date.

Shareholders who initiate the process but do not complete all necessary actions prior to Ex-Dividend Date, will not be eligible to receive payment of the Bividend and will instead receive a Cash Dividend.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit

99.1	Bividend Press Release
99.2	BTCS Inc. Presentation
99.3	Form of Opt-In Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BTCS INC.

Date: January 5, 2022	By:	/s/ Charles W. Allen
	Name:	Charles W. Allen
	Title:	Chief Executive Officer